                                                                     EXHIBIT 1.2

                             Underwriting Agreement

                                                              May 15, 2002

J.P. Morgan Securities Inc.
Salomon Smith Barney Inc.
  As Representatives of the
  several Underwriters listed
  in Schedule 1 hereto
c/o J.P. Morgan Securities Inc.
  270 Park Avenue
  New York, New York 10017

  Salomon Smith Barney Inc.
  388 Greenwich Street
  New York, New York 10013


Ladies and Gentlemen:

         R.J. Reynolds Tobacco Holdings, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters listed in
Schedule 1 hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), $300,000,000 principal amount of its 6 1/2% Notes due 2007 (the "2007 Notes") and $450,000,000 principal amount of its 7 1/4% Notes due 2012 (the "2012 Notes") having the terms set forth in Schedule 2 hereto (the "Securities"). The Securities will be issued pursuant to an Indenture dated as of May 20, 2002 (the "Indenture") among the Company as issuer (the "Issuer"), R. J. Reynolds Tobacco Company ("RJRT") and RJR Acquisition Corp. ("RJRA"), as guarantors (the "Guarantors"), and The Bank of New York, as trustee (the "Trustee"). The Securities are required to be unconditionally guaranteed (the "Guarantees") on a senior unsecured basis as described in the Prospectus by RJRT and RJRA.

         The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter's name in Schedule 1 hereto at a price equal to, in the case of the 2007 Notes, 99.232% of the principal amount thereof, and in the case of the 2012 Notes, 98.436% of the principal amount thereof, in each case plus accrued interest, if any, from May 20, 2002 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

         Each of the Company, RJRT and RJRA understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Prospectus. Each of the Company, RJRT and RJRA acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

         Payment for and delivery of the Securities shall be made at the offices of Davis Polk & Wardwell at 10:00 A.M., New York City time, on May 20, 2002, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing.

         Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the "Global Note"), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

         Each of the Company, RJRT and RJRA and the Underwriters acknowledge and agree that the only information relating to any Underwriter that has been furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus (or any amendment or supplement thereto) consists of the following:
(i) the second sentence of the third paragraph of text under the caption "Underwriting" in the Prospectus Supplement regarding market making; (ii) the fourth paragraph of text under the caption "Underwriting" in the Prospectus Supplement regarding offering, price and other selling terms; (iii) the sixth paragraph of text under the caption "Underwriting" in the Prospectus Supplement regarding stabilization by the Underwriters; and (iv) the eighth and ninth paragraphs of text under the caption "Underwriting" in the Prospectus Supplement regarding electronic distribution.


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

         All provisions contained in the document entitled R.J. Reynolds Tobacco Holdings, Inc. Debt Securities Underwriting Agreement Standard Provisions are incorporated by reference herein in their entirety and shall be deemed to be a part of this Underwriting Agreement to the same extent as if such provisions had been set forth in full herein, except that: (i) Section 3(h) of such Underwriting Agreement Standard Provisions is amended and restated to read in its entirety as follows: "The Indenture (i) is duly authorized, and as of the Closing Date will be duly executed and delivered, by each of the Company, RJRT and RJRA and (ii) when duly executed and delivered, will be a valid and binding agreement of each of the Company, RJRT and RJRA, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity"; and
(ii) if any term defined in such Underwriting Agreement Standard Provisions is otherwise defined herein, the definition set forth herein shall control.

         This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.


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

         If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

                                            Very truly yours,

                               R.J. Reynolds Tobacco Holdings, Inc.


                               By /s/Lynn L. Lane
                                 ---------------------------------
                                    Title: Senior Vice President and Treasurer


                               R. J. Reynolds Tobacco Company


                               By /s/Lynn L. Lane
                                  --------------------------------
                                    Title: Senior Vice President and Treasurer


                               RJR Acquisition Corp.


                               By /s/Lynn L. Lane
                                  ---------------
                                    Title: Senior Vice President and Treasurer


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

Accepted: May 15, 2002

J.P. MORGAN SECURITIES INC.
SALOMON SMITH BARNEY INC.

For themselves and on behalf of the
several Underwriters listed
in Schedule 1 hereto.

J.P. Morgan Securities Inc.


By /s/Rod Aronson
  -------------------------------
  Name: Rod Aronson
  Title: Vice President

Salomon Smith Barney Inc.

By /s/Walter S. Bailey
  -------------------------------
  Name: Walter S. Bailey
  Title: Director


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

                                                                      SCHEDULE 1

                                                 Principal Amount    Principal Amount
             Underwriter                          of 2007 Notes       of 2012 Notes
             -----------                         ----------------    ----------------
J.P. Morgan Securities Inc.                       $120,000,000        $180,000,000
Salomon Smith Barney Inc.                          120,000,000         180,000,000
BNY Capital Markets, Inc.                           12,000,000          18,000,000
Credit Lyonnais Securities (USA) Inc.               12,000,000          18,000,000
Lehman Brothers Inc.                                12,000,000          18,000,000
Mizuho International plc                            12,000,000          18,000,000
Scotia Capital (USA) Inc.                           12,000,000          18,000,000
                                                  ------------        ------------
                                    Total         $300,000,000        $450,000,000
                                                  ------------        ------------


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

                                                                      SCHEDULE 2

Representatives and Addresses for Notices:

J.P. Morgan Securities Inc.
  270 Park Avenue
  New York, New York 10017

Salomon Smith Barney Inc.
  388 Greenwich Street
  New York, New York 10013

Certain Terms of the Securities:

         Title of Securities:             $300 million Senior               $450 million Senior
                                          unsecured Notes due               unsecured Notes due
                                          2007                              2012
         Aggregate Principal
         Amount of Securities:            $300,000,000                      $450,000,000

         Maturity Date:                   June 1, 2007                      June 1, 2012

         Interest Rate:                   6.5%                              7.25%

         Interest Payment
         Date:                            June 1 and December 1             June 1 and December 1

         Record Date:                     May 15 and November 15            May 15 and November 15

         Make-Whole Call:                 T + 25                            T + 30

         Price to Public:                 99.832%                           99.086%


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